EXHIBIT A-1
VERIFICATION

STATE OF PENNSYLVANIA	)
COUNTY OF ALLEGHENY	)

The undersigned being duly sworn, deposes and says that he has duly executed the attached Application for and on behalf Federated Enhanced Treasury Income Fund, Federated Premier Intermediate Municipal Income Fund, and Federated Premier Municipal Income Fund (“Funds”); that he is the Assistant Secretary of the Funds; and that all actions by trustees and other persons necessary to authorize deponent to execute and file such instrument have been taken.  Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

FEDERATED ENHANCED TREASURY INCOME FUND

FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND

FEDERATED PREMIER MUNICIPAL INCOME FUND

By:	/s/ G. Andrew Bonnewell

Name:	G. Andrew Bonnewell
Title:	Assistant Secretary
Date:	January 14, 2010

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EXHIBIT A-2

VERIFICATION

STATE OF PENNSYLVANIA	)
COUNTY OF ALLEGHENY	)

The undersigned being duly sworn, deposes and says that he has duly executed the attached Application for and on behalf of Federated Investment Management Company (“Federated”); that he is the Vice President of Federated; and that all actions by trustees and other persons necessary to authorize deponent to execute and file such instrument have been taken.  Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

FEDERATED INVESTMENT MANAGEMENT COMPANY

By:	/s/ G. Andrew Bonnewell

Name:	G. Andrew Bonnewell
Title:	Vice President and Secretary
Date:	January 14, 2010

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